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Exhibit 10.12

FIRST AMENDMENT TO ESCROW AGREEMENT

        THIS FIRST AMENDMENT (the "Amendment") to the ESCROW AGREEMENT (the "Escrow Agreement") dated as of the 14th day of July 2004, by and between CommunitySouth Bancshares, Inc., a South Carolina corporation (the "Company"), and Bank of Tennessee, a Tennessee state bank (the "Escrow Agent"), is made as of the 15th day of September 2004 by and between the Company and the Escrow Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

W I T N E S S E T H:

        WHEREAS, the Company and the Escrow Agent desire to specifically provide that all subscription funds will be invested only in permissible investments in compliance with SEC Rule 15c2-4; and

        WHEREAS, the Company and the Escrow Agent desire to amend the Escrow Agreement to provide that only the subscription funds received by the Company from investors who are not also organizers of the Company shall be placed with the Escrow Agent.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Amendment to Section 2 of the Escrow Agreement.    Section 2 of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:

        Upon collection of each check by the Escrow Agent, the Escrow Agent shall invest the funds in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, or such other investments as the Escrow Agent and the Company shall agree. All investments shall comply with applicable laws, rules and regulations, including Rule 15c2-4 under the Securities Exchange Act of 1934. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

        Section 2.    Amendment to Section 3.3(a) of the Escrow Agreement.    Section 3.3(a) of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:

        (a) If at any time on or prior to the expiration date of the offering as described in the prospectus relating to the Offering, (the "Offering Termination Date"), (i) the Escrow Agent has certified to the Company in writing that the Escrow Agent has received Escrowed Funds that together with subscription funds from organizers total at least $11,400,000, and (ii) the Escrow Agent has received a certificate from the President or the Chairman of the Board of the Company that all other conditions to the release of funds as described in the Company's prospectus relating to the Offering as filed with the Securities and Exchange Commission have been met, then the Escrow Agent shall deliver the Escrowed Funds to the Company to the extent such Escrowed Funds are collected funds (the "Closing Date"). If any portion of the Escrowed Funds is not collected funds, then the Escrow Agent shall notify the Company of such facts and shall distribute such funds to the Company only after such funds become collected funds. For purposes of this Agreement, "collected funds" shall mean all funds received by the Escrow Agent, which have cleared normal banking channels.

        Section 3.    Effect on Escrow Agreement.    Except as otherwise specifically provided herein, the Escrow Agreement shall not be amended but shall remain in full force and effect.

        Section 4.    Headings.    The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

        Section 5.    Counterparts.    This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        [signatures appear on following page]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as the date first written above.

COMPANY:		ESCROW AGENT:
COMMUNITYSOUTH BANCSHARES, INC.		BANK OF TENNESSEE
By:	/s/ C. ALLAN DUCKER C. Allan Ducker Chief Executive Officer	By:	/s/ TONY HOWELL Tony Howell Executive Vice President

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FIRST AMENDMENT TO ESCROW AGREEMENT
W I T N E S S E T H